SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549

                           Form 8K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934



DATE OF REPORT: June 27, 2005


                    CCA Industries, Inc.

     (Exact Name of Registrant as Specified in Charter)

                          DELAWARE

(State or other jurisdiction of incorporation or organization)

                          2-85538-B

                  (Commission File Number)

                           1-31643

            (IRS Employer Identification Number)

 200 Murray Hill Parkway, East Rutherford, New Jersey 07073

     (Address of principal executive offices, zip code)

                       (201) 330-1400

     (Registrant's telephone number including area code)


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Item 5. Other

The Company has entered into an exclusive agreement with a firm that is a member of the New York Stock Exchange to enhance shareholders' value. The enhancement encompasses the acquisition of new trademarks to add to the Company's product line, the possibility of merging with another company, the possibility of selling out to another company or the possibility of merging and/or selling out to a financial group who may be interested in taking the Company private. The agreement entails the member firm designing alternative transactions to enhance shareholders' value.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2005


     CCA Industries, Inc.
     Registrant


By:  Ira W. Berman
     Ira W. Berman, Secretary



























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